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                                                                     EXHIBIT 5.1

                               November 8, 1999



SciQuest.com, Inc.
Suite 208
5151 McCrimmon Parkway
Morrisville, North Carolina 27560

     Re:  Registration Statement on Form S-1 (File No. 333-87433)

Ladies and Gentlemen:

     We have acted as counsel to SciQuest.com, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, of a proposed offering of up to 7,200,000 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-1 filed on September 20, 1999 (the "Registration Statement"). In addition, the Company has granted to the underwriters an option to purchase 1,080,000 shares of Common Stock (the "Option Shares") to cover any over-allotments (the Option Shares and the Shares are hereinafter referred to collectively as the "Shares").

     In connection with this opinion, we have examined the Registration Statement and related Prospectus, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigations thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in the Documents and, to the extent we have deemed appropriate, upon representations or certificate of officers of the Company, and have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and, as and when issued in accordance with the Registration Statement (as amended and supplemented), will be validly issued, fully paid and nonassessable.

     The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any further amendments thereto. Subject to the foregoing sentence, this opinion is given solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purposes without our prior written consent. Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                             Very truly yours,

                                             /s/ Hutchison & Mason PLLC

                                             HUTCHISON & MASON PLLC